Exhibit 99.1

Joint Filing Agreement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof. This agreement supercedes any prior joint filing agreements by and among any of the undersigned with respect to the securities of BuzzFeed, Inc.

[Signature pages follow.]

[Signature Page to Joint Filing Agreement]

Dated: March 31, 2025

EDGE ONE CAPITAL MANAGEMENT LLC

/s/ Varun Gupta
Name: Varun Gupta
Title: Managing Member

[Signature Page to Joint Filing Agreement]

Dated: March 31, 2025

/s/ Varun Gupta
Varun Gupta